UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2020

UNITED AIRLINES HOLDINGS, INC.

UNITED AIRLINES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-06033	36-2675207
Delaware	001-10323	74-2099724
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

233 S. Wacker Drive, Chicago, IL	60606
233 S. Wacker Drive, Chicago, IL	60606
(Address of principal executive offices)	(Zip Code)

(872) 825-4000

(872) 825-4000

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Registrant	Title of each class	Trading Symbol	Name of each exchange on which registered
United Airlines Holdings, Inc.	Common Stock, $0.01 par value	UAL	The Nasdaq Stock Market LLC
United Airlines, Inc.	None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 11, 2020, United Airlines Holdings, Inc. (the “Company”), the parent company of United Airlines, Inc. (“United”), announced that Brett J. Hart, currently the Executive Vice President and Chief Administrative Officer of the Company, was appointed President of the Company effective immediately following the Company’s 2020 Annual Meeting of Stockholders (the “2020 Annual Meeting”). As previously announced, at such time, J. Scott Kirby, currently the President of the Company, will assume the role of Chief Executive Officer of the Company, and at such time, Mr. Hart will report to Mr. Kirby. The 2020 Annual Meeting is scheduled for May 20, 2020.

Mr. Hart, age 51, has served as Executive Vice President and Chief Administrative Officer of the Company and United since March 2019. From May 2017 to March 2019, he served as Executive Vice President, Chief Administrative Officer and General Counsel of the Company and United. From February 2012 to May 2017, he served as Executive Vice President and General Counsel of the Company and United. Mr. Hart served as acting Chief Executive Officer and principal executive officer of the Company and United, on an interim basis, from October 2015 to March 2016. From December 2010 to February 2012, he served as Senior Vice President, General Counsel and Secretary of the Company, United and Continental Airlines, Inc., a subsidiary of the Company at the time. From June 2009 to December 2010, Mr. Hart served as Executive Vice President, General Counsel and Corporate Secretary at Sara Lee Corporation, a consumer food and beverage company. From March 2005 to May 2009, Mr. Hart served as Deputy General Counsel and Chief Global Compliance Officer of Sara Lee Corporation.

There are no arrangements or understandings between Mr. Hart and any other person pursuant to which he was appointed as an officer of the Company. Mr. Hart does not have any family relationship with any director or other executive officer of the Company, and there are no transactions in which Mr. Hart has an interest requiring disclosure under Item 404(a) of Regulation S-K.

At this time, any changes to Mr. Hart’s compensation arrangements with the Company have not been determined, except that Mr. Hart will be temporarily waiving his base salary. The Company will file an amendment to this Current Report on Form 8-K disclosing any such additional information if and when it has been determined.

Item 7.01.	Regulation FD Disclosure.

The Company issued a press release regarding Mr. Hart’s appointment as President. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description of Exhibit
99.1	Press Release issued by United Airlines Holdings, Inc. dated May 11, 2020.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED AIRLINES HOLDINGS, INC. UNITED AIRLINES, INC.

	By:	/s/ Jennifer L. Kraft
	Name:	Jennifer L. Kraft
	Title:	Vice President and Secretary

Date: May 11, 2020